Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Files Fiscal 2025 Annual Report

Breakthrough Year Transitioning to Uranium Production in Wyoming, Burke Hollow Nearing Start-Up in Texas, and the Launch of U.S. Uranium Refining & Conversion Corp Creates America’s Only Vertically Integrated Uranium Company from Mining to Planned Conversion

Accretive Acquisition of Rio Tinto’s Sweetwater Complex Established UEC’s Third U.S. Hub-and-Spoke Production Platform, Expanded Licensed Capacity to 12.1 Million Pounds U₃O₈ Annually, Solidified UEC’s Position as the Largest U.S. Uranium Company by Estimated Resources and Licensed Production Capacity

Operational Highlights:

●	Initial Production Ramp-Up: Approximately 130,000 pounds of precipitated uranium and dried and drummed U3O8 (uranium concentrate) as of July 31, 2025.
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Achieved Low-Cost Production: Total Cost per Pound(1) of $36.41, including Cash Cost per Pound(1) of $27.63 and Non-Cash Cost per Pound(1) of $8.78, with successful commissioning of the Irigaray Central Processing Plant from elution through to packaged product, based on 26,421 pounds of U3O8 dried and drummed in fiscal 2025.

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Process Upgrades at Irigaray Plant Initiated in Q4: Building on Christensen Ranch refurbishment earlier in the year to support higher production rates, commenced upgrades at Irigaray designed to support 24/7, two-shift operations. This work is expected to allow the drying and drumming of precipitated uranium currently kept in thickeners to proceed at an expedited rate.

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Christensen Ranch Expansion: Two new in-situ recovery (“ISR”) mine-units constructed and commissioned in recent months at Christensen Ranch, with Header Houses 10-7 and 10-8 boosting Powder River Basin production.

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Burke Hollow 90% Complete, America’s Next ISR Mine: Targeting construction completion by November 2025, positioning for operational start-up in December with pipelines being pressure tested and pumps set to launch the newest production area in South Texas.

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Sweetwater Acquisition from Rio Tinto: Acquired the Sweetwater Plant and Rio Tinto's other Wyoming uranium assets for $175 million, adding approximately 175 million pounds of historic resources(4). The project was recently designated by the U.S. Government for fast-track permitting to add ISR capability.

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Roughrider Pre-Feasibility Commenced: Metallurgical test work significantly advanced, bulk solvent extraction and yellowcake precipitation completed and initiated a pre-feasibility study ("PFS") for the world-class, high-grade Roughrider project in Saskatchewan, Canada, in the prolific Athabasca Basin.

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Launched United States Uranium Refining & Conversion Corp ("UR&C"): To position UEC as the only vertically integrated U.S. company with uranium mining, processing and planned refining and conversion capabilities.

Financial Highlights as of July 31, 2025:

●	Strong Balance Sheet: $321 million of cash, inventory(2) and equities at market prices(3), with no debt.
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First Half of Fiscal 2025 Sales: $66.8 million in revenue and $24.5 million of gross profit from the sales of 810,000 pounds of U₃O₈ from UEC’s physical portfolio at an average price of $82.52 per pound.

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Second Half of Fiscal 2025 Inventory Buildup: 1,356,000 pounds of U₃O₈ held in inventory at July 31, 2025, valued at $96.6 million at market prices(3), excluding approximately130,000 pounds of initial Wyoming production. U.S. warehoused inventory is expected to increase by another 300,000 pounds through December 2025 purchase contracts at $37.05 per pound in addition to uranium from operations.

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Unhedged Positioning Provides Maximum Upside and Flexibility: UEC’s 100% unhedged approach enabled opportunistic first-half sales and deliberate second-half inventory accumulation, giving the Company maximum exposure to rising uranium prices while preserving flexibility for future sales, including to the U.S. Uranium Reserve as well as other government, domestic and global demand.

Policy and Market Context:

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U.S. Nuclear Policy Momentum: President Trump’s transformative Executive Orders to quadruple nuclear energy, combined with Energy Secretary Chris Wright’s recent call to expand domestic uranium reserves are providing unprecedented tailwinds to rebuild and re-shore the U.S. nuclear fuel supply chain.

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Artificial Intelligence (“AI”) and Energy Demand Transforming Nuclear Markets: Surging AI and data center power needs are accelerating nuclear energy’s role as the only scalable, carbon-free baseload power source. Recent multi-billion-dollar hyperscale energy and infrastructure commitments, from new nuclear power purchase agreements to advanced reactor development, highlight the unprecedented flow of private capital into nuclear energy and reinforce the critical need for U.S.-origin uranium, refining and conversion capacity.

Corpus Christi, TX, September 24, 2025 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to report that it has filed its Annual Report on Form 10-K for the fiscal year ended July 31, 2025 with the U.S. Securities and Exchange Commission. The Annual Report, which includes the Company’s audited consolidated financial statements, related notes thereto and management’s discussion and analysis for the fiscal year, is available on the Company's website at www.uraniumenergy.com and at www.sec.gov.

Amir Adnani, President and CEO, stated:

“Fiscal 2025 was a breakthrough year as we transitioned from developer to producer. We delivered initial uranium production from ramp-up in Wyoming and advanced Burke Hollow to near completion as America’s next ISR mine. We also expanded our U.S. platform through the accretive acquisition of Rio Tinto’s Sweetwater Plant and Wyoming uranium assets. This transaction added approximately 175 million pounds of historic resources(4) and established our third U.S. hub-and-spoke production platform. With Sweetwater subsequently designated for federal fast-track permitting, it is positioned to become a cornerstone of America’s uranium supply chain.

“Our strong balance sheet remains one of our core advantages, with $321 million in cash, inventory(2) and equities at market prices(3), and no debt. In the first half of fiscal 2025, we generated $66.8 million in revenues from sales, averaging above $82.50 per pound, and in the second half of 2025, we deliberately maintained our strategic inventory. Combined with our 100% unhedged approach, this provides maximum upside and flexibility to capture rising uranium prices and meet growing global demand, including anticipated purchases for the U.S. Uranium Reserve and other government programs.

“The recent launch of UR&C is designed to establish UEC as the only U.S. company moving towards end-to-end capabilities from uranium mining and processing through refining and conversion. With U.S. operations scaling across Wyoming and Texas and Roughrider advancing toward pre-feasibility in Canada, UEC is uniquely aligned with the bi-partisan call for secure and reliable nuclear fuel supply. President Trump’s Executive Orders to quadruple nuclear energy, together with the surge in AI and hyperscale data center demand, are creating unprecedented support for nuclear power. UEC is ready to meet this moment with its vertically integrated growth platform across the U.S. and Canada.”

Christensen Ranch and Irigaray ISR Operations, Wyoming

In fiscal 2025, UEC successfully restarted operations and commenced production at the Christensen Ranch ISR Mine in Wyoming’s Powder River Basin. Initial production rates from the Christensen Ranch satellite plant to the Irigaray central processing plant resulted in an aggregate quantity of approximately 130,000 pounds of precipitated uranium and dried and drummed concentrate at the end of fiscal 2025.

As part of the ongoing ramp-up, UEC achieved a key operational milestone with the startup of header houses 10-7 and 10-8, in April and June 2025 respectively, marking the first two new production areas at Christensen Ranch. The header houses resulted in a notable increase in uranium head grade operating alongside past-producing wellfields 7, 8, and 10. Construction of four new header houses in wellfield 11 are underway with power poles placed and buildings being set on their foundations.

In parallel, process upgrades at the Irigaray central processing plant were initiated in the fourth quarter of fiscal 2025, including a full rebuild of one of two yellowcake thickeners along with calciner improvements. Together with the refurbishment completed at Christensen Ranch earlier in the year, these upgrades are expected to support higher production rates in addition to improved operational efficiency and performance.

Wellfield development advanced with active well installation (piloting, casing, underreaming) in wellfield 11, delineation drilling completed in wellfield 12 and extensions planned in wellfields 8 and 10. These new production areas will form the base of UEC’s future production plans at Christensen Ranch.

The Company's workforce in Wyoming has increased to 73 personnel, supporting its growing operations in the Powder River Basin.

Burke Hollow ISR Project, South Texas

Construction of the Burke Hollow ion exchange facility (“IX Facility”) and first production area (“PAA-1”) progressed on schedule in fiscal 2025, with key advances made across wellfield development and processing infrastructure.

IX Facility columns were installed and loaded with resin, and drilling of the deep disposal well was completed with testing underway. Additionally, the high-density polyethylene trunkline between the satellite IX Facility and PAA-1 was fused, pressure tested and connected to the plant. Installation of wellfield and IX Facility equipment has continued concurrently through the fiscal year with provision of three-phase power to the project site by the utility provider.

The Company’s workforce in South Texas has grown to 56 personnel, supporting the Company’s advancing development at Burke Hollow and broader regional hub-and-spoke platform.

Sweetwater Uranium Complex, Wyoming

In the first half of fiscal 2025, UEC completed the acquisition of Rio Tinto America's Sweetwater Plant and Great Divide Basin uranium properties in Wyoming. This added 4.1 million pounds U3O8 per year of licensed uranium production capacity and 175 million pounds of historic resources(4) and established the Company’s third hub-and-spoke production platform in the U.S. The Sweetwater Plant, which was originally designed as a 3,000-ton-per-day mill to process conventionally mined ore, is planned to be adapted for recovery of uranium from loaded ion-exchange resins produced by ISR operations, a lower-impact approach to uranium extraction.

On August 1, 2025, the Sweetwater Uranium Complex was designated as a FAST-41 transparency project by the U.S. Federal Permitting Improvement “Steering Council” as part of the implementation of President Trump’s Executive Order on Immediate Measures to “Increase American Mineral Production”. The March 2025 Executive Order directed federal agencies to fast-track permitting for certain infrastructure and critical minerals projects selected by the Steering Council. Although a large portion of the Sweetwater Project is permitted for conventional mining, UEC has applied to expand the mine permit boundary to include ISR-amenable deposits located on adjacent Federally owned lands, which are overseen by the Bureau of Land Management.

Additional key highlights of the Sweetwater Complex:

●	U.S. Leading Resource Base: Over 175 million pounds of historic uranium resources(4).
●	Scalable Platform with Rich Data: 6.1 million feet of historic drilling with UEC’s Great Divide Basin portfolio now totaling approximately 108,000 acres.
●	Previously Permitted Mines: Includes the Sweetwater (Red Desert), Big Eagle, and Jackpot (Green Mountain) uranium mines, which are approved for conventional mining methods.
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Highly Invested Asset Base with Scarcity Value: Significant time and cost savings in modifying existing plant versus building a new facility, including shared infrastructure and enhanced operating synergies.

Roughrider Project, Saskatchewan

In preparation for its proposed PFS, UEC drilled metallurgical holes across the West Zone, East Zone and Far East Zone at the Roughrider Project. The drill cores were collected to confirm metallurgical testing aimed at advancing the project toward the next stage of technical development.

Metallurgical test work, initiated in January 2025, is being conducted by SGS Canada Inc. – Mineral Services at its laboratory in Lakefield, Ontario. Testing completed to date includes:

●	Bulk solvent extraction on pregnant leach solution to generate raffinate and pregnant strip liquor;
●	Gypsum removal from the pregnant strip liquor;

●	Yellowcake precipitation;
●	Bulk tailings neutralization and effluent treatment; and
●	Liquid/solid separation of simulated tailings.

In parallel, UEC has initiated a request for proposals to engage qualified firms for the preparation of the forthcoming PFS and related technical report summary for the Roughrider Project.

UEC Launches United States Uranium Refining & Conversion Corp

United States Uranium Refining & Conversion Corp, a wholly owned subsidiary, has been formed to pursue the feasibility of developing a new, state-of-the-art American uranium refining and conversion facility. This initiative aims to position UEC as the only vertically integrated U.S. uranium company with mining and processing operations and planned refining and conversion capabilities.

Under one American banner, UEC’s end-to-end capabilities would provide a secure and geopolitically reliable source of Uranium Hexafluoride, the critical feedstock for enrichment used to produce low-enriched uranium and high-assay low-enriched uranium, fuels essential for powering large, small, and advanced reactors in undersupplied domestic and allied markets.

This initiative builds on UEC’s existing uranium platform, advancing a fully American supply chain aligned with U.S. policy and Defense Production Act authorities. The project will move forward contingent on several factors, including completion and assessment of additional engineering and economic studies, securing strategic government commitments, utility contracts, regulatory approvals, and favorable market conditions. UEC has begun initial discussions with the United States government, state-level energy authorities, utilities, and financial entities.

Conference Call Details

A conference call will be held at 11:00 a.m. ET (8:00 a.m. PT) on Wednesday, September 24, 2025, to discuss these results, upcoming catalysts, and current market conditions. To participate, please use one of the following methods:

Webinar: Click Here

North America (toll-free): 1-877-270-2148

International: 1-412-902-6510

The fiscal 2025 results presentation will be available on UEC’s website at www.uraniumenergy.com and a replay of the event will be available following the presentation.

Notes:

1.

Total Cost per Pound, Cash Cost Per Pound and Non-Cash Cost Per Pound are not measures of financial performance under accounting principles generally accepted in the United States ("GAAP") and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. See “Non-GAAP Measures” below.

2.	Does not include inventory in-process or dried and drummed concentrate at the Irigaray Central Processing Plant.

3.	Market values for securities are based on closing prices as at July 31, 2025, and for uranium inventories are based on the spot price quoted on UxC ConverDyn as of such date.

4.

Based upon internal studies and other historic data prepared by prior owners in regard to the projects and dated between 1984 and 2019. Such estimates are being treated by the Company as historical in nature and a qualified person has not done sufficient work to classify the historical estimates as current mineral resources. The Company is not treating them as current resource estimates and is disclosing these historic estimates for illustrative purposes and to provide readers with relevant information regarding the projects. In addition, such estimates were not prepared under United States S-K 1300 standards and the results of future estimates by the Company may vary from these historic estimates.

About Uranium Energy Corp

Uranium Energy Corp is America’s largest and fastest growing supplier of uranium needed to produce safe, clean, reliable nuclear energy. UEC is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has three ISR hub-and-spoke platforms in South Texas and Wyoming. These production platforms are anchored by licensed Central Processing Plants that will be served by a pipeline of satellite ISR projects, including seven that already have their major permits in place. In August 2024, operations were restarted and ramp-up commenced at the Christensen Ranch Project in Wyoming, sending uranium loaded resin to the Irigaray Plant (Wyoming Powder River Basin hub). Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only uranium royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: AØJDRR

ISN: US916896103

Non-GAAP Measures

This news release includes reference to "Total Cost per Pound", “Cash Cost per Pound” and “Non-Cash Cost per Pound”, which do not have standardized meanings under GAAP. We define (i) Total Cost Per Pound as the addition to uranium concentrates from extraction (a component of inventories on the consolidated balance sheets) for the applicable period divided by the quantity (in pounds) of dried and drummed uranium concentrate produced in such period; (ii) Cash Cost Per Pound as the addition to uranium concentrates from extraction (a component of inventories on the consolidated balance sheets), excluding depreciation, depletion and amortization, for the applicable period divided by the quantity (in pounds) of dried and drummed uranium concentrate in such period; and (iii) Non-Cash Cost Per Pound as the difference between Total Cost per Pound and Cash Cost per Pound. We believe that, in addition to conventional measures prepared in accordance with GAAP, certain investors and other stakeholders also use this information to evaluate our operating and financial performance. The use of these performance measures is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Our definition of these measures may differ from other mining companies and therefore may not be comparable. These non-GAAP measures should be read in conjunction with our consolidated financial statements for the applicable periods.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. They include statements regarding the Company's expectations regarding uranium markets and pricing, its projects, including future work programs, planned developments and the proposed PFS and other studies, the impacts of recent Executive Orders and statements regarding the activities of UR&C and its proposed development of future conversion facilities. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, future mineral resource estimates may vary from historic estimates, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations, any deterioration in political support for nuclear energy or uranium mining; changes in government regulations and policies, including trade laws and policies; demand for nuclear power; any failure to obtain necessary permits and approvals from government authorities; weather and other natural phenomena; and the other risk factors set forth in Uranium Energy’s Corp’s most recent annual report on Form 10-K and its other SEC filings, available under its profile at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.